Exhibit 99.1

[G REIT logo]

G REIT, INC. TO FORM LIQUIDATING TRUST

SANTA ANA, CALIFORNIA, January 7, 2008 – G REIT, Inc. (the “Company”) today announced that the Company intends to enter into a liquidating trust agreement (the “Trust Agreement”) on or about January 22, 2008, for the purpose of winding up the Company’s affairs and liquidating its assets. It is currently anticipated that, on or about January 28, 2008, the Company will transfer its then remaining assets to the Trustees (as defined below) of the G REIT Liquidating Trust (the “Liquidating Trust”). The Liquidating Trust will also assume the Company’s then remaining liabilities. As of January 22, 2008 (the “Record Date”), the Company’s stock transfer books will be closed. The formation of the Liquidating Trust is in accordance with the Company’s Plan of Liquidation, which was previously approved by the Company’s stockholders (the “Plan of Liquidation”)

The transfer of the Company’s assets and liabilities to the Liquidating Trust should preserve the Company’s ability to have deducted amounts distributed pursuant to the Plan of Liquidation as dividends and thereby not be subject to federal income tax on such amounts. In addition, the Company expects that the transfer of assets to the trust will enable the Company to reduce the costs associated with public reporting obligations and related audit expenses that may not be applicable to the Liquidating Trust.

Under the terms of the proposed Trust Agreement and the Plan of Liquidation, each stockholder of the Company on the Record Date (each, a “beneficiary”) automatically will become the holder of one unit of beneficial interest in the Liquidating Trust for each share of the Company’s common stock then held of record by such stockholder. Upon the transfer of the Company’s assets and liabilities to the Liquidating Trust, all outstanding shares of the Company’s common stock will be deemed cancelled. The rights of beneficiaries in their beneficial interests will not be represented by any form of certificate or other instrument. Stockholders will not be required to take any action to receive beneficial interests. The Trustees will maintain a record of the name and address of each beneficiary and such beneficiary’s aggregate units of beneficial interest in the Liquidating Trust. Subject to certain exceptions related to transfer by will, intestate succession or operation of law, beneficial interests in the Liquidating Trust will not be transferable, nor will a beneficiary have authority or power to sell or in any other manner dispose of any such beneficial interests. On the date of the conversion, the economic value of each unit of beneficial interest will be equivalent to the economic value of a share of the Company’s common stock.

In addition, immediately before the transfer of the Company’s assets and liabilities to the Liquidating Trust, the Company’s operating partnership will redeem the special limited partner interest held by Triple Net Properties, LLC, in exchange for the right to receive 15% of certain distributions made by the Company and the Liquidating Trust after the Company’s stockholders have received certain returns, as provided by the partnership agreement. After the redemption, the Company will own 100% of the outstanding partnership interests in the operating partnership. The operating partnership will be dissolved in connection with the dissolution of the Company, and all of its assets and liabilities will be distributed to the Company immediately before the transfer to the Liquidating Trust.

It is currently contemplated that all of the members of the Company’s board of directors, Gary H. Hunt, W. Brand Inlow, Edward A. Johnson, D. Fleet Wallace and Gary T. Wescombe, will serve as the initial trustees (the “Trustees”). Successor trustees may be appointed to administer the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement. It is expected that from time to time the Liquidating Trust will make distributions of its assets to beneficiaries, but only to the extent that such assets will not be needed to provide for the liabilities (including contingent liabilities) assumed by the Liquidating Trust. No assurances can be given as to the amount or timing of any distributions by the Liquidating Trust.

For federal income tax purposes, on the date the assets and liabilities of the Company are transferred to the Liquidating Trust, each stockholder of the Company as of the Record Date will be treated as having received a pro rata share of the assets of the Company to be transferred to the Liquidating Trust, less such stockholder’s pro rata share of the liabilities of the Company (“net equity”) assumed by the Liquidating Trust. Accordingly, on that date each stockholder should recognize gain or loss in an amount equal to the difference between (x) the fair market value of such stockholder’s pro rata share of the net equity of the Company transferred to the Liquidating Trust, and (y) such stockholder’s adjusted tax basis in the shares of the Company’s common stock held by such stockholder on the Record Date.

The Liquidating Trust is intended to qualify as a “liquidating (grantor) trust” for federal income tax purposes. As such, the Liquidating Trust should not itself be subject to federal income tax. Instead, each beneficiary (formerly stockholder) shall take into account in computing its taxable income, its pro rata share of each item of income, gain, loss and deduction of the Liquidating Trust, regardless of the amount or timing of distributions made by the Liquidating Trust to beneficiaries. Distributions, if any, by the Liquidating Trust to beneficiaries generally should not be taxable to such beneficiaries. The Trustees will furnish to beneficiaries of the Liquidating Trust a statement of their pro rata share of the assets transferred by the Company to the Liquidating Trust, less their pro rata share of the Company’s liabilities assumed by the Liquidating Trust so that they may calculate their gain or loss on the transfer. On a yearly basis, the Trustees also will furnish to beneficiaries a statement of their pro rata share of the items of income, gain, loss, deduction and credit (if any) of the Liquidating Trust to be included on their tax returns.

The state and local tax consequences of the transfer of assets to the Liquidating Trust may be different from the federal income tax consequences of such transfer. In addition, any items of income, gain, loss, deduction or credit of the Liquidating Trust, and any distribution made by the Liquidating Trust, may be treated differently for state and local tax purposes than for federal income tax purposes.

The tax summary above is for general informational purposes only and does not address all possible tax considerations that may be material to a stockholder of the Company and does not constitute legal or tax advice. Moreover, it does not deal with all tax aspects that might be relevant to a stockholder of the Company, in light of its personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws. To ensure compliance with requirements imposed by the Internal Revenue Service, any tax information contained in this press release is not intended or written to be used, and cannot be used, for the purposes of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting marketing or recommending to another party any transaction or matter addressed herein.

Stockholders of the Company are urged to consult with their tax advisers as to the tax consequences to them of the establishment and operation of, and distributions, if any, by, the Liquidating Trust.

This press release contains forward-looking statements that predict or indicate future events that do not relate to historical matters. There are a number of important factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the following: the Liquidating Trust may be unable to consummate sale transactions with respect to some of its assets or such sales may be materially delayed; and the Liquidating Trust may not be able to complete the liquidation in a timely manner or realize proceeds from the sales of assets in amounts that will enable it to provide liquidating distributions to beneficiaries.

You should also read the risk factors that are discussed in periodic reports that we file from time to time with the Securities and Exchange Commission, including the risk factors that are contained in our Form 10-K for the year ended December 31, 2006. You should be aware that the risk factors contained in that Form 10-K may not be exhaustive.

The Company assumes no obligation to update the forward-looking statements included in this press release. However, if the board of directors of the Company should determine to extend the Record Date beyond January 22, 2008, the Company will issue a press release announcing such date. If you have any questions or require additional information, an investor services representative is available to assist you at (877) 888-7348 ext. 411 or email investor-services@1031nnn.com.

Triple Net Properties, LLC, the advisor to G REIT, Inc., is a wholly owned indirect subsidiary of Grubb & Ellis Company, a leading real estate services and investment management firm. Triple Net Properties and affiliates manage a growing portfolio of nearly 39 million square feet of real estate, including more than 10,000 apartment units, with a combined market value in excess of $5.4 billion. Triple Net Properties and affiliates are currently buying and selling properties throughout the United States, offering a full range of commercial real estate investments, including tenant-in-common (TIC) programs for investors structuring tax-deferred (like-kind) exchanges under Section 1031 of the Internal Revenue Code, real estate investment trusts (REITs) and institutional investments.